Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditor’s Report, dated May 6, 2020, on the financial statements of Rhythm Xience, Inc. for the years ended December 31, 2018 and 2017 in the Acutus Medical, Inc.’s Report on Form S-1. We also consent to the application of such report to the financial information in the Report on Form S-1, when such financial information is read in conjunction with the financial statements referred to in our report.

/s/ Meuwissen, Flygare, Kadrlik & Associates, P.A.

July 27, 2020